EXHIBIT 10.20

FIRST LEASE AMENDMENT

THIS FIRST LEASE AMENDMENT (the "Amendment") is executed this 27 day of December, 2012, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership, d/b/a Duke Realty of Indiana Limited Partnership ("Landlord"), and PANERA, LLC, a Delaware limited liability company ("Tenant").

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain Office Lease dated September 20, 2010 (the "Lease"), whereby Tenant leases from Landlord certain premises consisting of approximately 85,703 rentable square feet (the "Original Premises") plus an additional 2,947 square feet (known as the "Additional Space") in the building commonly known as Laumeier I (the "Building"), located at 3630 South Geyer Road, St. Louis, Missouri 63127, within the Laumeier Office Park (the "Park"); and

WHEREAS, Landlord and Tenant desire to expand the Additional Space by approximately 1,892 square feet of space located in the Building (the "Expanded Additional Space"). Commencing January 1, 2013, the Additional Space and Expanded Additional Space shall collectively be referred to as the "Additional Space"; and

WHEREAS, Landlord and Tenant desire to expand the Original Premises by approximately 18,633 rentable square feet of space located in the Building (the "Second Expansion Space") and approximately 11,941 rentable square feet of space located in the Building (the "Third Expansion Space"); and

WHEREAS, Landlord and Tenant desire that the Lease Term for the Original Premises, Second Expansion Space and Third Expansion Space be coterminous;

WHEREAS, Landlord and Tenant desire to extend the Lease Term; and

WHEREAS, Landlord and Tenant desire to amend certain provisions of the Lease to reflect such expansions and extension and other changes to the Lease;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby enter into this Amendment.

1.    Incorporation of Recitals. The above recitals are hereby incorporated into this Amendment as if fully set forth herein.

2.    Extension of Term. The Lease Term is hereby extended through April 30, 2024.

3.    Amendment of Section 16.16. Additional Space. Commencing January 1, 2013, Section 16.16 of the Lease is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

"Section 16.16. Additional Space. Landlord and Tenant hereby agree that Landlord shall provide Tenant with additional space in the lower level of the Building containing approximately 4,839 square feet of space (2,947 sf + 1,892 sf) as shown cross-hatched on Amended Exhibit G attached hereto and made a part hereof (the "Additional Space") for a term to be coterminous with the Leased Premises. Tenant shall be permitted to use the Additional Space for storage purposes. Tenant hereby agrees to pay to Landlord Four Thousand Thirty Two and 50/100 Dollars ($4,032.50) per month for the Additional Space in accordance with the terms of Section 3.01 herein. Tenant accepts the Additional Space "as-is" without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto, except that Landlord represents that it shall deliver the additional 1,892 square feet of the Additional Space to Tenant no later than January 1, 2013 in broom clean condition and in good working order. Tenant shall be responsible for the cost of all utilities, HVAC and other services to the Additional

Space should the Additional Space be used for non-storage purposes. The Additional Space shall be subject to all other terms and conditions of this Lease not specifically addressed herein."

4.    Amendment of Article 1. Lease of Premises.

(a)    Commencing on the date that Substantial Completion (as defined in Exhibit B-3 attached hereto) of the Second Expansion Space Improvements (as defined in Exhibit B-3) occurs (the "Second Expansion Commencement Date"), which date is estimated to occur on or about June 1, 2013, Section 1.01 of Article 1 of the Lease is hereby amended by incorporating Exhibit A-1, attached hereto and incorporated herein by reference, on which the Second Expansion Space is depicted. Upon the Second Expansion Commencement Date, the Original Premises and the Second Expansion Space shall collectively be referred to as the "Leased Premises".

(b)    Commencing on the Second Expansion Date, subsections (a), (b), (c), (d), (e), (f), and (h) of Section 1.01 of Article 1 of the Lease are hereby deleted and the following is substituted in lieu thereof:

"(a)
Leased Premises (shown outlined on Exhibit A and Exhibit A-1 attached hereto): 104,336 rentable square feet located on a portion of the fourth floor, all of the first, second and third floors and approximately 4,839 square feet (commonly referred to as LL2, LL3, LL4, LL5, LL10 and LL11) located on the lower level of the building commonly known as Laumeier I (the "Building") consisting of 116,277 rentable square feet, located at 3630 S. Geyer Road, St. Louis, Missouri 63127.

(b)    Rentable Area:

Original Premises:        approximately 85,703 rentable square feet
Second Expansion Space:    approximately 18,633 rentable square feet

Total Leased Premises:        approximately 104,336 rentable square feet;

(c)    Tenant's Proportionate Share:

Original Premises - 73.71%;
Second Expansion Space - 16.02%;

(d)    Minimum Annual Rent:

Original Premises:

June 1, 2013 - May 31, 2014        $1,864,040.28 per year
July 1, 2014 - April 30, 2015        $1,553,366.90 per period (10 months)
May 1, 2015 - April 30, 2021        $2,099,723.52 per year
May 1, 2021 - April 30, 2024        $2,176,856.16 per year

Second Expansion Space:

*June 1, 2013 - December 31, 2013    $ 104,888.28 per period (7 months)
January 1, 2014 - December 31, 2014    $ 377,318.28 per year
January 1, 2015 - December 31, 2015    $ 395,951.28 per year
January 1, 2016 - December 31, 2016    $ 414,584.28 per year
January 1, 2017 - December 31, 2017    $ 423,900.72 per year
January 1, 2018 - December 31, 2018    $ 433,217.28 per year
January 1, 2019 - December 31, 2020    $ 442,533.72 per year
January 1, 2021 - April 30, 2021         $ 147,511.24 per period (4 months)
May 1, 2021 - April 30, 2024        $ 473,278.20 per year

* To the extent that Substantial Completion of the Second Expansion Space Improvements occurs on a date other than June 1, 2013, the date of June 1, 2013 and rental amount contained in the foregoing schedule shall be adjusted and prorated accordingly.

(e)    Monthly Rental Installments:

Original Premises:

June 1, 2013 - April 30, 2015        $155,336.69 per month
May 1, 2015 - April 30, 2021        $174,976.96 per month
May 1, 2021 - April 30, 2024        $181,404.68 per month

Second Expansion Space:

*June 1, 2013 - December 31, 2013    $ 14,984.04 per month
January 1, 2014 - December 31, 2014    $ 31,443.19 per month
January 1, 2015 - December 31, 2015    $ 32,995.94 per month
January 1, 2016 - December 31, 2016    $ 34,548.69 per month
January 1, 2017 - December 31, 2017    $ 35,325.06 per month
January 1, 2018 - December 31, 2018    $ 36,101.44 per month
January 1, 2019 - April 30, 2021         $ 36,877.81 per month
May 1, 2021 - April 30, 2024        $ 39,439.85 per month

* To the extent that Substantial Completion of the Second Expansion Space Improvements occurs on a date other than June 1, 2013, the date of June 1, 2013 and rental amount contained in the foregoing schedule shall be adjusted and prorated accordingly.

(f)	Landlord's Share of Operating Expenses per Rentable Square Foot with respect to the Original Premises: $9.25.

Landlord's Share of Operating Expenses per Rentable Square Foot with respect to the Second Expansion Space: $9.65.

(h)    Lease Term: Extended through April 30, 2024."

(c)    Commencing of the date (the "Third Expansion Commencement Date") of the earlier of (i) June 1, 2015 (provided Landlord has delivered exclusive use of the Third Expansion Space to Tenant), or (ii) the date of Tenant's occupancy (the use of same by Tenant's employees for normal business operations and/or the installation of furniture) of all or any portion of the Third Expansion Space, Section 1.01 of Article 1 of the Lease is hereby amended by incorporating Exhibit A-2, attached hereto and incorporated herein by reference, on which the Third Expansion Space is depicted. Upon the Third Expansion Commencement Date, the Original Premises, the Second Expansion Space and the Third Expansion Space shall collectively be referred to as the "Leased Premises". Notwithstanding the foregoing, Landlord and Tenant agree that at any time before June 1, 2015, Tenant may take occupancy of less than or equal to fifty percent (50%) of the Third Expansion Space, provided, regardless of such amount taken, Tenant shall pay a amount equal to fifty percent (50%) of the Minimum Annual Rent for the Third Expansion Space and any Additional Rent associated with such fifty percent (50%) of the Third Expansion Space attributed to Tenant. Furthermore, in the event Tenant elects to occupy any portion of the Third Expansion Space pursuant to the foregoing sentence, Tenant shall be deemed to have taken occupancy of the entirety of the Third Expansion Space nine (9) months after taking occupancy of any portion of the Third Expansion Space and Tenant shall begin paying its full rental obligations on the Third Expansion Space at such time. In addition to the foregoing, Landlord and Tenant agree that at any time before June 1, 2015, if at any time Tenant takes occupancy of more than fifty percent (50%) of the Third Expansion Space, that Tenant shall be deemed to have taken occupancy of the entirety of the Third Expansion Space.

(d)    Commencing on the Third Expansion Commencement Date, subsections (a), (b), (c), (d), (e) and (f) of Section 1.01 of Article 1 of the Lease are hereby deleted and the following is substituted in lieu thereof:

"(a)
Leased Premises (shown outlined on Exhibit A, Exhibit A-1 and Exhibit A-2 attached hereto): 116,277 rentable square feet consisting of all of the first, second, third and fourth floors and approximately 4,839 square feet (commonly referred to as LL2, LL3, LL4, LL5, LL10 and LL11) located on the lower level of the building commonly known as Laumeier I (the "Building") consisting of 116,277 rentable square feet, located at 3630 S. Geyer Road, St. Louis, Missouri 63127.

(b)    Rentable Area:

Original Premises:        approximately 85,703 rentable square feet
Second Expansion Space:    approximately 18,633 rentable square feet
Third Expansion Space:        approximately 11,941 rentable square feet

Total Leased Premises:        approximately 116,277 rentable square feet;

(c)    Tenant's Proportionate Share:

Original Premises - 73.71%
Second Expansion Space - 16.02%
Third Expansion Space - 10.27%;

(d)    Minimum Annual Rent:

Original Premises:

June 1, 2015 - April 30, 2021        $1,924,746.56 per period (11 months)
May 1, 2021 - April 30, 2024        $2,176,856.16 per year

Second Expansion Space:

June 1, 2015 - December 31, 2015    $ 230,971.58 per period (7 months)
January 1, 2016 - December 31, 2016    $ 414,584.28 per year
January 1, 2017 - December 31, 2017    $ 423,900.72 per year
January 1, 2018 - December 31, 2018    $ 433,217.28 per year
January 1, 2019 - December 31, 2020    $ 442,533.72 per year
January 1, 2021 - April 30, 2021        $ 147,511.24 per period (4 months)
May 1, 2021 - April 30, 2024        $ 473,278.20 per year

Third Expansion Space:

*June 1, 2015 - December 31, 2015    $148,018.64 per period (7 months)
January 1, 2016 - December 31, 2016    $265,687.20 per year
January 1, 2017 - December 31, 2017    $271,657.80 per year
January 1, 2018 - December 31, 2018    $277,628.28 per year
January 1, 2019 - December 31, 2020    $283,598.76 per year
January 1, 2021 - April 30, 2021        $94,532.92 per period (4 months)
May 1, 2021 - April 30, 2024        $303,301.44 per year

*To the extent that the Third Expansion Commencement Date occurs on a date other than June 1, 2015, the date of June 1, 2015 and rental amount contained in the foregoing schedule shall be adjusted and prorated accordingly.

(e)    Monthly Rental Installments:

Original Premises:

June 1, 2015 - April 30, 2021        $174,976.96 per month
May 1, 2021 - April 30, 2024        $181,404.68 per month

Second Expansion Space:

June 1, 2015 - December 31, 2015    $ 32,995.94 per month
January 1, 2016 - December 31, 2016    $ 34,548.69 per month
January 1, 2017 - December 31, 2017    $ 35,325.06 per month
January 1, 2018 - December 31, 2018    $ 36,101.44 per month
January 1, 2019 - April 30, 2021        $ 36,877.81 per month
May 1, 2021 - April 30, 2024        $ 39,439.85 per month

Third Expansion Space:

*June 1, 2015 - December 31, 2015    $ 21,145.52 per month
January 1, 2016 - December 31, 2016    $ 22,140.60 per month
January 1, 2017 - December 31, 2017    $ 22,638.15 per month
January 1, 2018 - December 31, 2018    $ 23,135.69 per month
January 1, 2019 - April 30, 2021        $ 23,633.23 per month
May 1, 2021 - April 30, 2024        $ 25,275.12 per month

* To the extent that the Third Expansion Commencement Date occurs on a date other than June 1, 2015, the date of June 1, 2015 and rental amount contained in the foregoing schedule shall be adjusted and prorated accordingly.

(f)	Landlord's Share of Operating Expenses per Rentable Square Foot with respect to the Original Premises: $9.25.

Landlord's Share of Operating Expenses per Rentable Square Foot with respect to the Second Expansion Space and Third Expansion Space: $9.65."

4.    Incorporation into Section 2.02. Construction of Tenant Improvements. The following shall be added to Section 2.02 of the Lease:

"Second Expansion Space Improvements.

Tenant has personally inspected the Second Expansion Space and accepts the same "AS IS" without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto, except that Landlord shall perform and complete the work on certain tenant improvements to the Leased Premises (the "Second Expansion Space Improvements") in accordance with Exhibit B-3 attached hereto and made a part hereof. Landlord shall pay for the cost of said work up to an amount equal to Five Hundred Fifty Eight Thousand Nine Hundred Ninety and 00/100 Dollars ($558,990.00) (the "Second Expansion Space Allowance") in accordance with Exhibit B-3 attached hereto and made a part hereof.

Third Expansion Space Improvements.

Tenant has personally inspected the Third Expansion Space and accepts the same "AS IS" without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto, except that Landlord shall perform and complete the work on certain tenant improvements to the Third Expansion Space (the "Third Expansion Space Improvements") per plans and specifications, and in accordance with a construction schedule, which shall be mutually agreed upon in good faith by Landlord and Tenant.

Tenant acknowledges that the Third Expansion Space Improvements may be completed while Tenant occupies the Third Expansion Space and Landlord agrees to take all commercially reasonable actions necessary to minimize any interference with Tenant's use of the Third Expansion Space for the Permitted Use. Landlord agrees to provide Tenant with notice of commencement of such work at least ten (10) business days in advance. Tenant agrees to reasonably cooperate with Landlord to make the areas of the Third Expansion Space and other portions of the Premises available for Landlord to complete the Third Expansion Space Improvements when requested by Landlord.

Landlord shall pay for the cost of said work up to an amount equal to Three Dollars ($3.00) per square foot for each year remaining in the Lease Term expiring April 30, 2024, as may be prorated for any partial year (the "Third Expansion Space Improvement Allowance") effective as of the date Tenant takes occupancy. For example, if the Third Expansion Space Commencement Date was June 1, 2015, the Third Expansion Space Improvement Allowance would then be $26.75 per square foot. The Third Expansion Space Improvement Allowance shall be available to Tenant upon the Third Expansion Commencement Date.

Any costs for said work in excess of the Third Expansion Space Improvement Allowance shall be borne by Tenant.  If the Third Expansion Space Improvement Allowance exceeds the costs to construct the Third Expansion Space Improvements, such savings shall be applied, at Tenant's sole discretion and upon prior written notice to Landlord, toward (i) Tenant's Monthly Rental Installment(s) next due and payable (not to exceed $2.00 per square foot of the total square footage of the Original Premises and the Third Expansion Space) and/or (ii) reimbursed to Tenant for Tenant's actual expenses toward phone/data cabling, finishes, furniture, fixtures and equipment, flat screen TV's/motorized screens, moving expenses associated with moving from the first floor to the fourth floor, and prior improvements made to the first floor training room center for the Leased Premises. Landlord shall reimburse Tenant for said expenses within sixty (60) days after presentment of paid invoices and lien waivers for any lien-able expenses. Except for the aforementioned credit against Tenant's Monthly Rental Installment(s), any portion of the Third Expansion Space Improvement Allowance not utilized within twelve (12) months of the Third Expansion Space Commencement Date shall be forfeited by Tenant.

If and to the extent permitted by applicable laws, rules and ordinances, Tenant shall have the right to enter the Third Expansion Space at any time in order to install fixtures and otherwise prepare the Third Expansion Space for occupancy, which right shall expressly exclude making any structural modifications. During any entry prior to the Third Expansion Space Commencement Date (a) Tenant shall comply with all terms and conditions of this Lease other than the obligation to pay rent with respect to the Third Expansion Space, (b) Tenant shall use commercially reasonable efforts not to interfere with Landlord's completion of the Third Expansion Space Improvements, (c) Tenant shall use commercially reasonable efforts to cause its personnel and contractors to comply with the terms and conditions of Landlord's rules of conduct (which Landlord agrees to furnish to Tenant upon request), and (d) Tenant shall not begin operation of its business in the Third Expansion Space. Tenant acknowledges that Tenant shall be responsible for obtaining all applicable permits and inspections relating to any prior entry by Tenant. Landlord agrees to reasonably cooperate with and assist Tenant in obtaining such permits and inspections. Promptly following the Third Expansion Space Commencement Date, Tenant shall execute Landlord's Letter of Understanding in substantially the form attached hereto as Exhibit C-2 and made a part hereof, acknowledging (a) the Third Expansion Space Commencement Date, and (b) except for any punchlist items, that Tenant has accepted the Third Expansion Space. If Tenant takes possession of and occupies the Third Expansion Space, Tenant shall be deemed to have accepted the Third Expansion Space and that the condition of the Third Expansion Space was at the time satisfactory and in conformity with the provisions of this Lease in all respects, subject to any punchlist items.

All work performed by or on behalf of Landlord in the Third Expansion Space, as applicable, shall be done in a good and workmanlike manner and in compliance with all applicable laws, regulations and codes.

Landlord hereby agrees to warrant all work performed by or on behalf of Landlord within the Third Expansion Space, as applicable, for a period of twelve (12) months after Substantial Completion of the Third Expansion Space Improvements (the "Landlord Warranty"). This Landlord Warranty shall exclude damages or defects caused by Tenant, its agents, employees or contractors, improper or insufficient maintenance (to the extent required to be maintained by Tenant), improper operation or normal wear and tear under normal usage.

Within thirty (30) days after Substantial Completion of the Third Expansion Space Improvements, Landlord shall provide Tenant with copies of all warranties and guarantees applicable to equipment, products and materials provided as part of the Third Expansion Space Improvements to the extent in Landlord's possession. Thereafter, Landlord shall deliver copies of such warranties and guarantees to Tenant promptly following Landlord's receipt thereof. Neither Landlord nor Tenant shall take any action which shall invalidate any of the foregoing warranties or guarantees. Tenant will notify Landlord promptly upon discovery of any potential problems which may be covered under the foregoing warranties, and Landlord will cooperate with Tenant in enforcing such claims. Any costs incurred under the warranties for which Landlord is reimbursed by insurance or paid pursuant to such warranties shall not be included in Operating Expenses.

Supplemental Allowance.

At any time after January 1, 2013 and prior to December 31, 2014 and upon Tenant's written request, Landlord shall make improvements within the Original Premises, the Second Expansion Space and/or the Third Expansion Space in accordance with Exhibit B-4 attached hereto and made a part hereof. Landlord agrees to reimburse Tenant (or in the event Landlord is making such improvements, apply toward any excess costs to be paid by Tenant) up to the Five Hundred Fourteen Thousand Two Hundred Eighteen and 00/100 Dollars ($514,218.00) (“Supplemental Allowance”) for such work. Landlord shall reimburse Tenant for said expenses within sixty (60) days after receipt of a paid invoice therefor, and lien waivers for any lien-able expenses."

5.    Amendment of Section 3.05. Maximum Increase in Operating Expenses. Section 3.05 of the Lease is hereby amended by inserting the following to the end of the paragraph:

"Notwithstanding the foregoing, Tenant's obligation to pay Controllable Expenses with regard to the Second Expansion Space shall be limited to a five percent (5%) per annum increase over the amount the Controllable Expenses per rentable square foot for the immediately preceding calendar year would have been had the Controllable Expenses per rentable square foot increased at the rate of five percent (5%) in all previous calendar years beginning with the actual Controllable Expenses per rentable square foot for the year ending December 31, 2013. In addition, Tenant's obligation to pay Controllable Expenses with regard to the Third Expansion Space shall be limited to a five percent (5%) per annum increase over the amount the Controllable Expenses per rentable square foot for the immediately preceding calendar year would have been had the Controllable Expenses per rentable square foot increased at the rate of five percent (5%) in all previous calendar years beginning with the actual Controllable Expenses per rentable square foot for the year ending December 31, 2015. To the extent that either the Second Expansion Commencement Date is not within the 2013 calendar year and/or the Third Expansion Commencement Date is not within the 2015 calendar year, the above referenced December 31st dates shall be deemed amended to reflect December 31st of the calendar year that such Second Expansion Commencement Date and/or Third Expansion Commencement Date occurs."

6.    Acknowledgment of Completion of Improvements. Tenant hereby acknowledges that the improvements designated as Landlord's obligations in Exhibit B, Exhibit B-1 and Exhibit B-2 of the Lease have been completed in a satisfactory manner and any and all amounts owed by Landlord to Tenant under Exhibit B and Section 16.28 of the Lease, have been paid by Landlord.

7.    Amendment of Section 16.11. Parking. Section 16.11 of the Lease is hereby amended by inserting the following to the end of the paragraph:

"Notwithstanding anything to the contrary contained herein, Tenant shall have the right to all covered parking spaces beneath the Building, except for two (2) parking spaces reserved for Landlord's maintenance vehicles and equipment. Such parking spaces shall be at no additional cost to Tenant during the Lease Term."

8.    Section 16.19. Options to Extend. Landlord and Tenant acknowledge and agree that Tenant's option to extend the Lease Term as set forth in Section 16.19 of the Lease is unaffected hereby and shall remain in full force and effect.

9.    Deletion of Section 16.20. Right of First Offer. Section 16.20 of the Lease is hereby deleted and is of no further force or effect.

10.    Deletion of Section 16.21. Right of First Refusal. Section 16.21 of the Lease is hereby deleted and is of no further force or effect.

11.    Incorporation of Section 16.25. Right of Refusal. The Lease is hereby amended by incorporating a new Section 16.25 as follows:

"Section 16.25. Right of Refusal.

(a)    From and after the Third Expansion Commencement Date (being such time that Tenant is paying its full Minimum Annual Rent therefor, not such time that Tenant shall be partially occupying the Third Expansion Space) and provided that (i) no default has occurred and is then continuing beyond any applicable notice and cure period and (ii) Tenant originally named herein or a Permitted Transferee remains in possession of the majority of the Leased Premises throughout the Lease Term, and subject to any rights of other tenants to the Refusal Space (as defined herein) as may be granted prior to the Third Expansion Commencement Date and Landlord's right to renew or extend the lease term of any other tenant with respect to the portion of the Refusal Space now or hereafter leased by such other tenant, Tenant shall have an on-going right of refusal ("Refusal Option") to lease additional space that becomes available in the Laumeier II Building located at 3636 South Geyer Road, St. Louis, Missouri ("Refusal Space"). Prior to entering into any lease that includes all or any portion of the Refusal Space, Landlord shall notify Tenant in writing ("Landlord's Notice") of Landlord's receipt of an arms-length offer to lease such space that Landlord is willing to accept from a bona fide third party offeror ("Bona Fide Offer") and setting forth the material terms of the Bona Fide Offer and such other terms as are herein provided. The Refusal Space shall be deemed to include, and this Refusal Option shall be deemed to apply to, all of the space included in the Bona Fide Offer. Tenant shall have ten (10) business days after Tenant receives Landlord's Notice in which to notify Landlord in writing of its election to lease the Refusal Space upon the terms set forth in Landlord's Notice. If Tenant declines to exercise this Refusal Option or fails to give such written notice within the time period required, Tenant shall be deemed to have waived this Refusal Option, and thereafter, except as provided in (c) below, this Refusal Option shall be void and of no further force or effect, and Landlord shall be free to lease the Refusal Space to the bona fide offeror or any other third party.

(b)    The term for the Refusal Space shall be the greater of (i) the term set forth in the Bona Fide Offer or (ii) the then remaining period of the Lease Term; provided, however, that if the term set forth in the Bona Fide Offer is greater than the then remaining period of the Lease Term, the Lease Term for the then existing Leased Premises ("Existing Premises") shall be extended to be coterminous with the term for the Refusal Space. The Refusal Space shall be offered to Tenant at the rental rate and upon such other terms and conditions (including any covered parking as may be a part thereof) as are set forth in the Bona Fide Offer and herein, but in no event shall such rental rate be less than the then current rental rate under this Lease. If the Lease Term for the Existing Premises is extended as provided above, the Minimum Annual Rent for such extension term shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to prospective renewal tenants of the Building for space of comparable size and quality and with similar or equivalent improvements as are found in the Building, and if none, then in similar buildings in the vicinity; provided, however, that in no event shall the Minimum Annual Rent during such extension term be less than the highest Minimum Annual Rent payable during the immediately preceding term.

(c)    If Tenant shall exercise the Refusal Option, the parties shall enter into a separate lease for the Refusal Space based upon the form of this Lease and making such other modifications to the lease form as are appropriate under the circumstances. If Tenant shall fail to enter into such separate lease (based on the form of the Lease, as amended) within twenty (20) business days following Tenant's exercise of the Refusal Option, then Landlord may terminate this Refusal Option, by notifying Tenant in writing, in which event this Refusal Option shall become void and of no further force or effect, and Landlord shall thereafter be free to lease the Refusal Space to the bona fide offeror or any other third party. If Landlord does not enter into a lease with a third party under the terms and conditions contained in the Bona Fide Offer within one hundred eighty (180) days after Tenant declines or fails to exercise this Refusal Option, or if Landlord desires to materially alter or modify the terms and conditions of the Bona Fide Offer, Landlord shall be required to present the altered or modified Bona Fide Offer to Tenant pursuant to this Refusal Option, in the same manner that the original Bona Fide Offer was submitted to Tenant.

(d)    Notwithstanding anything contained in this Section 16.25 to the contrary, since the Refusal Space is, as of the date of this Lease, as amended, vacant, Tenant's right of refusal (and Landlord's corresponding rights in relation thereto) shall not be effective until after any such Refusal Space is leased by Landlord to a third party tenant and such premises again become available for lease; provided, however, Tenant's rights pursuant to this Section 16.25 shall become immediately effective from and after (i) the date that less than ten thousand (10,000) square feet of vacant and contiguous space are available in the Laumeier II Building or (ii) the Third Expansion Commencement Date. Landlord shall use commercially reasonable efforts to keep Tenant informed of available space in the Laumeier II and Laumeier IV buildings in the Park; provided Landlord or its affiliates continue to own or manage same."

12.    Brokerage Commissions. Landlord and Tenant hereby represent and warrant that the only real estate broker involved in the negotiation and execution of this Amendment is CresaPartners of St. Louis, LLC representing Tenant. Each party shall indemnify the other party from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto. Landlord agrees that it shall pay CresaPartners of St. Louis, LLC pursuant to a separate agreement.

13.    Modifications. At the request of Tenant and subject to the commercially reasonable discretion of Landlord, Landlord shall incorporate Tenant's requested modifications to (i) the operations of the Building, (ii) services Landlord provides to Tenant therein and (iii) non-critical replacements and/or alterations/remodeling Landlord intends to perform in the Building. Provided such modifications are not capital in nature, any savings or excess costs resultant from such modifications shall be passed through to Tenant in its Operating Expenses.

14.    Tenant's Representations and Warranties. The undersigned represents and warrants to Landlord that (i) Tenant is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized; (ii) all action necessary to authorize the execution of this Amendment has been taken by Tenant; and (iii) the individual executing and delivering this Amendment on behalf of Tenant has been authorized to do so, and such execution and delivery shall bind Tenant. Tenant, at Landlord's request, shall provide Landlord with evidence of such authority.

15.    Examination of Amendment. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

16.    Definitions. Except as otherwise provided herein, the capitalized terms used in this Amendment shall have the definitions set forth in the Lease.

17.    Incorporation. This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the day and year first written above.

LANDLORD:

DUKE REALTY LIMITED PARTNERSHIP,
an Indiana limited partnership, d/b/a Duke Realty
of Indiana Limited Partnership

By:    Duke Realty Corporation,
its general partner

Dated: 12/27/2012                     By:     /s/ Thomas R. Martin
Thomas R. Martin
Senior Vice President
St. Louis Group

STATE OF MISSOURI        )
) SS:
COUNTY OF ST. LOUIS    )

Before me, a Notary Public in and for said County and State, personally appeared Thomas R. Martin, by me known and by me known to be the Senior Vice President - St. Louis Operations of Duke Realty Corporation, an Indiana corporation, the general partner of Duke Realty Limited Partnership, who acknowledged the execution of the foregoing "Lease" on behalf of said partnership.

WITNESS my hand and Notarial Seal this 27 day of December, 2012.

/s/ Rosa M. Read
Notary Public

_______________________________
Printed Signature

My Commission Expires: 4/10/2014

My County of Residence: St. Charles

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

TENANT:

PANERA, LLC
A Delaware limited liability company

Dated: _______________________        By: /s/ Scott G. Blair

Printed: Scott G. Blair

Title: Senior Vice President, General Counsel